Exhibit T3A.68

Secretary of State Business Information and Services Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530
	CONTROL NUMBER	:	9614776
	EFFECTIVE DATE	:	04/30/1996
	COUNTY	:	FULTON
	REFERENCE	:	0107
	PRINT DATE	:	05/07/1996
	FORM NUMBER	:	327

JEFFREY V, CURRY

SUITE 103, ONE PARK PLACE

6148 LEE HIGHWAY

CHATTANOOGA TN 37421

CERTIFICATE OF LIMITED PARTNERSHIP FILING

I, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the domestic limited partnership

ARBOR PLACE LIMITED PARTNERSHIP

A DOMESTIC LIMITED PARTNERSHIP

has filed, as of the effective date stated above, its Certificate of Limited Partnership with the Secretary of State and has paid all fees as required by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ LEWIS A. MASSEY
LEWIS A. MASSEY SECRETARY OF STATE

BR327 (01-96)

COPY

STATE OF GEORGIA

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ARBOR PLACE LIMITED PARTNERSHIP

Pursuant to the provisions of Section 14-9-201 of the Georgia Revised Uniform Limited Partnership Act (the “Act”), the undersigned general partner hereby submits the following Certificate of Limited Partnership:

1.	The name of the partnership is:

Arbor Place Limited Partnership

2. The address of the partnership’s registered office and the name of the initial agent for service of process required to be maintained by Section 14-9-104 of the Act are:

C T Corporation System

1201 Peachtree Street, N.E.

Atlanta, Fulton County, Georgia 30361

3. The name and business address of the partnership’s sole general partner are:

Arbor Place GP, Inc

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

4. The street address the principal office of the partnership is:

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

The partnership’s existence shall begin when this Certificate of Limited Partnership is filed by the Secretary of State.

IN WITNESS WHEREOF, this Certificate of Limited Partnership has been duly executed by the sole general partner this 26th day of April, 1996.

GENERAL PARTNER:

ARBOR PLACE GP, INC.

By:	/s/ JEFFERY V. CURRY
Name:	JEFFERY V. CURRY
Title:	ASSISTANT SECRETARY

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